Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UiPath, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-4333187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
452 Fifth Ave, 22nd Floor
New York, New York 10018
(844) 432-0455
(Address of principal executive offices) (Zip code)

UiPath, Inc. 2021 Equity Incentive Plan
UiPath, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)
Daniel Dines
Chief Executive Officer, Co-Founder, and Chairman
UiPath, Inc.
452 Fifth Ave, 22nd Floor
New York, New York 10018
(Name and address of agent for service)
(844) 432-0455
(Telephone number, including area code, of agent for service)
Copies to:

Nicole Brookshire Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Brad Brubaker Chief Legal Officer UiPath, Inc. 452 Fifth Ave, 22nd Floor New York, New York 10018 (844) 432-0455

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8
In this registration statement, UiPath, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”
The Registrant is filing this Registration Statement for the purpose of registering:
•an additional 27,061,282 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), to be issued pursuant to the UiPath, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) (resulting from an automatic annual increase as of February 1, 2022 pursuant to the “evergreen” provision of the Incentive Plan); and
•an additional 5,412,256 shares of Class A Common Stock to be issued pursuant to the UiPath, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) (resulting from an automatic annual increase as of February 1, 2022 pursuant to the “evergreen” provision of the ESPP).
These shares being registered pursuant to this registration statement on Form S-8 are the same class as other securities for which the following registration statement (the “Prior Registration Statement”) relating to the Incentive Plan and the ESPP was filed with the Securities and Exchange Commission (the “SEC”): Commission File No. 333-255420, filed by the Registrant on April 21, 2021.
In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the SEC on April 4, 2022 (the “2022 Annual Report”);
(b) the Registrant’s Current Report on Form 8-K filed with the SEC on March 30, 2022; and
(c) the description of the Registrant’s Class A Common Stock contained in a registration statement on Form 8-A filed on April 16, 2021 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of UiPath, Inc.	8-K	001-40348	3.1	04/24/2021
3.2	Amended and Restated Bylaws of UiPath, Inc.	8-K	001-40348	3.2	04/24/2021
4.1	Form of Class A Common Stock Certificate	S-1/A	333-254738	4.1	04/19/2021
5.1	Opinion of Cooley LLP					X
99.1†	UiPath, Inc. 2021 Equity Incentive Plan	S-1/A	333-254738	10.8	04/12/2021
99.2†	Forms of Grant Notice and Stock Option Agreement under the UiPath, Inc. 2021 Equity Incentive Plan	S-1/A	333-254738	10.9	04/12/2021
99.3†	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the UiPath, Inc. 2021 Equity Incentive Plan	S-1/A	333-254738	10.10	04/12/2021
99.4†	UiPath, Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-254738	10.11	04/12/2021
23.1	Consent of Grant Thornton, LLP, independent registered public accounting firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of attorney (incorporated by reference to the signature page of the registration)					X
107.1	Calculation of Filing Fee Table					X
† Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in New York, New York, on this 4th day of April, 2022.

UIPATH, INC.

By:	/s/ Daniel Dines
Name:	Daniel Dines
Title:	Chief Executive Officer and Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Dines, Brad Brubaker, and Ashim Gupta, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Dines Daniel Dines	Chief Executive Officer and Chairman (Principal Executive Officer)	April 4, 2022

/s/ Ashim Gupta Ashim Gupta	Chief Financial Officer (Principal Financial Officer)	April 4, 2022

/s/ Hitesh Ramani Hitesh Ramani	Chief Accounting Officer (Principal Accounting Officer)	April 4, 2022

/s/ Philippe Botteri Philippe Botteri	Director	April 4, 2022

/s/ Carl Eschenbach Carl Eschenbach	Director	April 4, 2022

/s/ Michael Gordon Michael Gordon	Director	April 4, 2022

/s/ Kimberly L. Hammonds Kimberly L. Hammonds	Director	April 4, 2022

/s/ Daniel D. Springer Daniel D. Springer	Director	April 4, 2022

/s/ Laela Sturdy Laela Sturdy	Director	April 4, 2022

/s/ Jennifer Tejada Jennifer Tejada	Director	April 4, 2022

/s/ Richard P. Wong Richard P. Wong	Director	April 4, 2022